Exhibit 99.2

PURCHASE AGREEMENT

           THIS PURCHASE AGREEMENT ("Agreement") is made as of the ___ day of October, 2001 by and among Alliance Pharmaceutical Corp., a New York corporation (the "Company"), and the Investors set forth on the signature pages affixed hereto (each an "Investor" and collectively the "Investors").

Recitals

                A.      The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended; and

                B.      The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, an aggregate of ______________ shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), subject to adjustment as specified herein, and warrants to purchase an aggregate of _____________ shares of the common stock, par value $.01 per share, of the Company in the form attached hereto as Exhibit A (the "Warrants"); and

                C.      The Company has agreed that, upon consummation of the purchase of the Common Stock and the Warrants, the Company will issue to Special Situations Fund III, L.P. ("SSF") or its assignees Warrants to purchase an additional 20,000 shares of Common Stock; and

                D.      Contemporaneous with the sale of the Common Stock and Warrants, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws.

                In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

           1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

                "Affiliate" means, with respect to any Person, any other Person which directly or indirectly Controls, is controlled by, or is under common control with, such Person.

                "Agreements" means this Agreement, the Warrants and the Registration Rights Agreement.

                "Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

                "Company's Knowledge" means the actual knowledge of the officers of the Company holding the title of Vice President and above, after due inquiry.

                "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                "Debt Exchange" means the exchange by the Company of at least $9.5 million in aggregate principal amount of its 5% Subordinated Convertible Debentures Due February 11, 2004 owned by Maatschap Petrus and 5% Subordinated Convertible Debentures Due August 22, 2004 owned by Jan A. Dekker for shares of Common Stock having an initial agreed value per share at least equal Initial Per Share Purchase Price and adjusting at the end of the Reset Period (as defined in Section 3(b)) to at least equal the Per Share Purchase Price as finally determined pursuant to Section 3(b).

                "Initial Per Share Purchase Price" means $3.50.

                "Intellectual Property" means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) proprietary computer software (including but not limited to data, data bases and documentation).

                "Material Adverse Effect" means a material adverse effect on the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its subsidiaries taken as a whole.

                "Nasdaq" means the NASDAQ Stock Market, Inc. National Market System.

                "Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

                "Purchase Price" means Fifteen Million One Hundred Thousand One Hundred Fifty Dollars ($15,100,150).

                "Reverse Split" means the one-for-five reverse split of the Common Stock described in the Proxy Statement (as defined herein) and effected on October 18, 2001.

                "SEC Filings" has the meaning set forth in Section 4.6.

                "Securities" means the Shares, the Warrants and the Warrant Shares.

                "Shares" means the shares of Common Stock being purchased by the Investors hereunder, including, without limitation, any additional shares of Common Stock issuable to the Investors pursuant to Section 3(c) hereof.

                "Subsidiary" has the meaning set forth in Section 4.1.

                "Term Sheet" means the term sheet, dated August 29, 2001, among the Company and certain of the Investors.

                "Warrant Shares" means the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants.

                "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          2.      Purchase and Sale of the Shares and Warrants. (a) Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares and Warrants in the respective amounts set forth opposite the Investors’ names on the signature pages attached hereto in exchange for the Purchase Price as specified in Section 3 below.

          (b)      Subject to the terms and conditions of this Agreement, on the Closing Date, the Company shall issue and deliver to SSF or its Assignees additional Warrants to purchase an aggregate of 20,000 shares of Common Stock (after giving effect to the Reverse Split). For all purposes hereunder, the term “Warrants” shall include such additional Warrants.

          3.      Closing; Adjustment of Per Share Purchase Price. (a) Upon confirmation that the conditions to closing specified herein have been satisfied, the Company shall deliver to Lowenstein Sandler PC, in trust, a certificate or certificates, registered in such name or names as the Investors may designate, representing the Shares and Warrants, with instructions that such certificates are to be held for release to the Investors only upon payment of the Purchase Price to the Company. Upon receipt by Lowenstein Sandler PC of the certificates, each Investor shall promptly cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing such Investor’s pro rata portion of the Purchase Price. On the date (the “Closing Date”) the Company receives such funds, the certificates evidencing the Shares and Warrants shall be released to the Investors (the “Closing”). The purchase and sale of the Shares and Warrants shall take place at the offices of Lowenstein Sandler PC, 1330 Avenue of the Americas, 21st Floor, New York, New York, or at such other location and on such other date as the Company and the Investors shall mutually agree.

          (b)      The Initial Per Share Purchase Price shall be adjusted to equal the Volume Weighted Average Price per share of the Common Stock (as calculated below) for the ten (10) trading days beginning twenty (20) trading days after shares of Common Stock commence trading on a post-Reverse Split basis (the “Reset Period”). “Volume Weighted Average Price” for such ten trading day period shall equal the quotient (rounded to the nearest $.01) of (i) the sum of the respective products of each sale price for the Common Stock on such trading days multiplied by the number of shares of Common Stock traded at such price during such period (as reported by Nasdaq), divided by the total number of such shares traded during such period (as so reported). The Initial Per Share Purchase Price as so adjusted is hereinafter referred to as the “Per Share Purchase Price.”

          (c)      If the product obtained by (i) multiplying the Per Share Purchase Price calculated pursuant to clause (b) above by (ii) the number of Shares issued at Closing is less than the Purchase Price, then the Company shall issue to the Investors not later than three (3) Business Days following the determination of the Per Share Purchase Price an aggregate additional number of shares of Common Stock (rounded down to the nearest whole share) equal to the amount of such deficiency divided by the Per Share Purchase Price. Such additional shares of Common Stock shall be allocated to the Investors on a pro rata basis.

           4.      Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors that, except as set forth in the schedules delivered herewith (collectively, the "Disclosure Schedules"):

                 4.1      Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect. The Company's subsidiaries are reflected on Schedule 4.1 hereto (the "Subsidiaries").

                 4.2      Authorization. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of the Agreements, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Shareholder Approvals have been duly and validly obtained and are in full force and effect. The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

                 4.3      Capitalization. Schedule 4.3 sets forth (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company, after giving effect to the Reverse Split. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable law. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable law and, except as described on Schedule 4.3, are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 4.3 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described on Schedule 4.3, the Company has not granted any Person the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

                 Schedule 4.3 sets forth a true and complete table setting forth the pro forma capitalization of the Company on a fully diluted basis giving effect to (i) the issuance of the Shares and the Warrants, (ii) any adjustments in other securities resulting from such issuance, (iii) the exercise or conversion of all outstanding securities, (iii) the Reverse Split, and (iv) the Debt Exchange.

                 4.4      Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants, the Warrant Shares issuable upon such exercise will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws.

                 4.5      Consents. Other than filings with the New York Department of State, the execution, delivery and performance by the Company of the Agreements and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than consents, actions or filings that have been made prior to the date hereof which are in full force and effect and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. The Company has taken all action necessary to exempt (i) the sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by this Agreement from the provisions of Section 912 of the New York Business Corporation Law.

                 4.6      Delivery of SEC Filings; Business. The Company has provided the Investors with copies of the Company's most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2001 (the "2001 10-K"), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 2001 10-K and prior to the date hereof (collectively, the "SEC Filings"). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

                 4.7      Use of Proceeds. The proceeds of the sale of the Common Stock and the Warrants hereunder shall be used by the Company for working capital and general corporate purposes.

                 4.8      No Material Adverse Change. Since June 30, 2001, except as identified and described in the SEC Filings, there has not been:

                      (i)      any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the 2001 10-K, except for (A) the Debt Exchange, (B) changes described on Schedule 4.8, and (C) changes in the ordinary course of business, in each case which have not and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, except as described on Schedule 4.8;

                       (ii)      any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company, other than the Debt Exchange;

                       (iii)      any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

                       (iv)      any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;

                       (v)      except for the Debt Exchange, any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

                       (vi)      except for the Reverse Split and the Debt Exchange, any change or amendment to the Company’s Certificate of Incorporation or by-laws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;

                       (vii)      any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;

                       (viii)      except for the Reverse Split and the Debt Exchange, any transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;

                       (ix)      the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;

                       (x)      the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

                       (xi)      any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

                 4.9      SEC Filings; S-3 Eligibility.

                       (a)      At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                       (b)      During the preceding two years, each registration statement and any amendment thereto filed by the Company pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                       (c)      The Company meets the registrant requirements for use of Form S-3 set forth in General Instruction I.A. of Form S-3. As of the Closing, the sale by the Investors of the Registrable Securities (as such term is defined in the Registration Rights Agreement) meets the transaction requirements for use of Form S-3 set forth in General Instruction I.B.3. of Form S-3.

                 4.10      No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Agreements by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Certificate of Incorporation or the Company's Bylaws, both as in effect on the date hereof (copies of which have been provided to the Investors before the date hereof), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

                 4.11      Tax Matters. The Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company's Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as described on Schedule 4.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.

                 4.12      Title to Properties. Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

                 4.13      Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

                 4.14      No Labor Disputes. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company's Knowledge, is imminent.

                 4.15      Intellectual Property.

                       (a)      All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

                       (b)      All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than  generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party thereto, is in material violation or breach of any such License Agreement, and no action or failure to act by the Company or any of its Subsidiaries constitutes (with or without due notice or lapse of time or both) a material default by the Company or any of its Subsidiaries thereunder.

                       (c)      The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property necessary for the conduct of the Company’s and each of its Subsidiaries’ businesses substantially as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets.

                       (d)      The Intellectual Property reflected in the financial statements included in the SEC Filings as owned by the Company and its Subsidiaries that is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted is owned by them free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property, other than licenses entered into in the ordinary course of the Company’s and its Subsidiaries’ businesses. The Company and its Subsidiaries have a valid and enforceable right to use all other Intellectual Property used or held for use in the respective businesses of the Company and its Subsidiaries. The Company and its Subsidiaries have the right to use all of the owned and licensed Intellectual Property which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted in all jurisdictions in which they conduct their businesses.

                       (e)      The Company and each of its Subsidiaries have taken reasonable steps to maintain, police and protect the Intellectual Property which it owns and which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted, including the execution of appropriate confidentiality agreements and intellectual property and work product assignments and releases. To the Company’s Knowledge, the conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party, and, to the Company’s Knowledge, the Intellectual Property rights of the Company and its Subsidiaries which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property owned by a third party.

                       (f)      The consummation of the transactions contemplated hereby will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted.

                       (g)      All software owned by the Company or any of its Subsidiaries, and, to the Company’s Knowledge, all software licensed from third parties by the Company or any of its Subsidiaries, (i) is free from any material defect, bug, virus, or programming, design or documentation error; (ii) operates and runs in a reasonable and efficient business manner; and (iii) conforms in all material respects to the specifications and purposes thereof.

                       (h)      To the Company's Knowledge, except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ confidential information or trade secrets to any third party.

                 4.16      Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company's Knowledge, threatened investigation that might lead to such a claim.

                 4.17      Litigation. Except as disclosed in the SEC Filings or as described on Schedule 4.17, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company's Knowledge, no such actions, suits or proceedings are threatened or contemplated.

                 4.18      Financial Statements. The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.18, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

                 4.19      Insurance Coverage. The Company and each Subsidiary maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary.

                 4.20      Compliance with Nasdaq Continued Listing Requirements. Except as described on Schedule 4.20, the Company is in compliance with applicable Nasdaq National Market continued listing requirements. Except as described on Schedule 4.20, there are no proceedings pending or, to the Company's Knowledge, threatened against the Company relating to the continued listing of the Company's Common Stock on the Nasdaq National Market and the Company has not received any notice of, nor to the Company's Knowledge is there any basis for, the delisting of the Common Stock from the Nasdaq National Market.

                 4.21      Brokers and Finders. Except for Roth Capital Partners, whose commissions, fees and expenses, if any, shall be the sole responsibility of the Company, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

                 4.22      No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

                 4.23      No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

                 4.24      Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

                 4.25      Disclosures. The written materials delivered to the Investors in connection with the transactions contemplated by the Agreements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. None of the matters described on the Disclosure Schedules have had, or could reasonably be expected to have, a Material Adverse Effect, individually or in the aggregate, except as described on the Disclosure Schedules.

           5.      Representations and Warranties of the Investor. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

                 5.1      Organization and Existence. The Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

                 5.2      Authorization. The execution, delivery and performance by the Investor of the Agreements have been duly authorized and the Agreements will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

                 5.3      Purchase Entirely for Own Account. The Securities to be received by the Investor hereunder will be acquired for the Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act. The Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

                 5.4      Investment Experience. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

                 5.5      Disclosure of Information. The Investor has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. The Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained in this Agreement.

                 5.6      Restricted Securities. The Investor understands that the Securities are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

                 5.7      Legends. It is understood that, until the earlier of (i) registration for resale pursuant to the Registration Rights Agreement or (ii) the time when such Securities may be sold pursuant to Rule 144(k), certificates evidencing such Securities may bear the following or any similar legend:

                       (a)      "The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(k), or (iii) the Company has received an opinion of counsel satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

                       (b)      If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

                       Upon the earlier of (i) registration for resale pursuant to the Registration Rights Agreement and receipt by the Company of the Investor's written confirmation that such Securities will not be disposed of except in compliance with the prospectus delivery requirements of the 1933 Act or (ii) Rule 144(k) becoming available the Company shall, upon an Investor's written request, promptly cause certificates evidencing the Securities to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued in respect of the Warrants shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Warrant Shares. When the Company is required to cause unlegended certificates to replace previously issued legended certificates, if unlegended certificates are not delivered to an Investor within three (3) Business Days of submission by that Investor of legended certificate(s) to the Company's transfer agent together with a representation letter in customary form, the Company shall be liable to the Investor for a penalty equal to 2% of the aggregate purchase price of the Securities evidenced by such certificate(s) for each thirty (30) day period (or portion thereof) beyond such three (3) Business Day that the unlegended certificates have not been so delivered.

                 5.8      Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

                 5.9      No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

                 5.10      Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investors.

                 5.11      No Trading. During the three-week period immediately preceding the date hereof, the Investor did not purchase or sell any shares of Common Stock.

           6. Conditions to the Closings.

                 6.1      Conditions to the Investors' Obligations. The obligation of the Investors to purchase the Securities at the Closing is subject to the fulfillment to the Investors' satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investors agreeing hereunder to purchase a majority of the Shares and Warrants (the "Required Investors"):

                       (a)      The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

                       (b)      The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities.

                       (c)      The Company shall have executed and delivered the Registration Rights Agreement.

                       (d)      The Shares and the Warrant Shares shall have been approved for inclusion in Nasdaq upon official notice of issuance.

                       (e)      No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Agreements.

                       (f)      The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfilment of the conditions specified in subsections (a), (b), (d) and (e) of this Section 6.1.

                       (g)      The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Agreements and the issuance of the Securities, certifying the resolutions adopted by the shareholders of the Company approving the Proposals (as defined in Section 7.9), certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Agreements and related documents on behalf of the Company.

                       (h)      The Investors shall have received an opinion from Stroock & Stroock & Lavan LLP, the Company’s counsel, dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and addressing such legal matters as the Investors may reasonably request.

                       (i)      The Company shall simultaneously consummate the sale of Common Stock to one or more institutional investors on terms substantially similar to those contained herein which shall result in gross proceeds to the Company of at least Fifteen Million Dollars ($15,000,000) including the gross proceeds of the issuance of the Shares and Warrants contemplated hereby.

                 6.2      Conditions to Obligations of the Company. The Company's obligation to sell and issue the Securities at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

                       (a)      The conditions set forth in subsections (b) and (d) of Section 6.1 shall have been fulfilled.

                       (b)      The representations and warranties made by the Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

                       (c)      The Investors shall have executed and delivered the Registration Rights Agreement.

                       (d)      The Investors shall have delivered one or more Certificates, executed on behalf of each Investor by an authorized signatory, dated as of the Closing Date, certifying to the fulfilment of the conditions specified in subsection (b) with respect to such Investor.

                 6.3      Termination of Obligations to Effect Closing; Effects.

                       (a)      The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

                             (i)      Upon the mutual written consent of the Company and the Required Investors;

                             (ii)      By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

                             (iii)      By the Required Investors if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Required Investors; or

                             (iv)      By either the Company or the Required Investors if the Closing has not occurred on or prior to the fifteenth Business Day following the completion of the Shareholders Meeting (as defined in Section 7.9);provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Agreements if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

                       (b)      In the event of termination by the Company or the Required Investors of their obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other parties hereto and the obligation of all parties to effect the Closing shall be terminated, without further action by any party. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Agreements or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Agreements.

           7.      Covenants and Agreements of the Company.

                       7.1      Limitation on Certain Actions. Commencing on the date hereof and continuing until the earlier of (i) the Closing, and (ii) the termination of this Agreement in accordance with its terms, except for the Reverse Split, the Company shall not take or agree to take any action, including without limitation, effecting or approving any stock split, reverse stock split, stock dividend or other reclassification or combination of any class or series of its capital stock or the issuance of any shares of its capital stock, if such action would result in an adjustment of the Warrant Price (as defined in the Warrants) or the number of shares issuable upon exercise of the Warrants.

                       7.2      Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms.

                       7.3      Reports. The Company will furnish to such Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by such Investors and/or their assignees; provided, however, that such Investors and/or assignees shall hold in confidence any confidential or proprietary information received from the Company and identified as such at the time of disclosure such information and shall use any such confidential or proprietary information solely for the purpose of monitoring and evaluating their investment in the Company and; provided, further, that the Company shall not be required to provide any information to the Investors which, if disclosed to such Investors and/or their assignees pursuant to the terms of this Section 7.3, would, in the good faith judgment of the Company, cause the Company or any Subsidiary to violate the terms of a confidentiality undertaking binding on the Company or such Subsidiary. Each Investor and/or assignee acknowledges that it is aware, and that it will advise its representatives who are given access to such information, that the United States securities laws may prohibit a person who has material, non-public information concerning matters that may be disclosed to it pursuant to this Section 7.3 from purchasing or selling securities of the Company or a company which may be, or may be affiliated with, a party to a business arrangement or proposed business arrangement with the Company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

                       7.4      Press Releases. Any press release or other publicity concerning this Agreement or the transactions contemplated by this Agreement shall be submitted to the Investors for comment a reasonable period of time prior to issuance, unless the release is required to be issued within a shorter period of time by law or pursuant to the rules of a national securities exchange.

                       7.5      No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the obligations to the Investors under the Agreements.

                       7.6      Insurance. The Company shall not materially reduce the insurance coverages described in Section 4.19.

                       7.7      Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

                       7.8      Listing of Underlying Shares and Related Matters. Promptly following the date hereof, the Company shall take such action as may be required to cause the Shares and the Warrant Shares to be listed on Nasdaq no later than the Closing Date. Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares and the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on Nasdaq and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange, as applicable.

                       7.9      Proxy Statement; Shareholders Meeting. (a) To the extent not completed prior to the date hereof, promptly following the execution and delivery of this Agreement, the Company shall take all action necessary to call a meeting of its shareholders (together with any adjournments or postponements thereof, the "Shareholders Meeting") for the purpose of seeking approval of the Company's shareholders (the "Shareholder Approvals") for (i) the issuance and sale to the Investors of the Securities and (ii) the Reverse Split (collectively, the "Proposals"). In connection therewith, to the extent not completed prior to the date hereof, the Company will promptly prepare and file with the SEC proxy materials (including a proxy statement and form of proxy) for use at the Shareholders Meeting and, after receiving and promptly responding to any comments of the SEC thereon, shall promptly mail such proxy materials to the shareholders of the Company. Each Investor shall promptly furnish in writing to the Company such information relating to such Investor and its investment in the Company as the Company may reasonably request for inclusion in such proxy materials. The Company will comply with Section 14(a) of the 1934 Act and the rules promulgated thereunder in relation to any proxy statement (as amended or supplemented, the "Proxy Statement") and any form of proxy to be sent to the shareholders of the Company in connection with the Shareholders Meeting, and the Proxy Statement shall not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders or at the time of the Shareholders Meeting, contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the Shareholders Meeting or the subject matter thereof which has become false or misleading. If the Company should discover at any time prior to the Closing, any event relating to the Company or any of its Subsidiaries or any of their respective affiliates, officers or directors that is required to be set forth in a supplement or amendment to the Proxy Statement, in addition to the Company's obligations under the 1934 Act, the Company will promptly inform the Investors thereof.

                       (b)      Subject to their fiduciary obligations under applicable law (as determined in good faith by the Company's Board of Directors after consultation with the Company's outside counsel), the Company's Board of Directors shall recommend to the Company's shareholders (and not revoke or amend such recommendation) that the shareholders vote in favor of the Proposals and shall cause the Company to take all commercially reasonable action (including, without limitation, the hiring of a proxy solicitation firm of nationally recognized standing) to solicit the Shareholder Approvals. Whether or not the Company's Board of Directors determines at any time after the date hereof that, due to its fiduciary duties, it must revoke or amend its recommendation to the Company's shareholders, the Company is required to, and will take, in accordance with applicable law and its Certificate of Incorporation and Bylaws, all action necessary to convene the Shareholders Meeting as promptly as practicable to consider and vote upon the approval of the Proposals.

                       7.10      Purchase Price Adjustments.

                       (a)      Subject to Section 7.10(e) below, if during the MFN Period (defined below) the Company issues or sells any shares of its Common Stock at a Per Share Selling Price (as defined below) lower than the Per Share Purchase Price determined as set forth in Section 3(b) hereof, the Per Share Purchase Price of the Shares sold to the Investors hereunder shall be adjusted downward to equal such lower Per Share Selling Price and the Investors shall be entitled to receive additional shares of Common Stock as provided in Section 7.10(c). The Company shall give to the Investors written notice of any such sale within 24 hours of the closing of any such issuance or sale. The term "Shares" as used in this Agreement shall include shares issued to the Investors pursuant to this Section 7.10.

                       (b)      (i)      For the purposes of this Section 7.10, the term "Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible securities under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance). In case of any such security issued within the MFN Period in a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below), the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price in effect at any time during the MFN Period in the case of a Variable Rate Transaction, or the lowest adjustment price in effect at any time during the MFN Period in the case of an MFN Transaction (regardless of whether shares of Common Stock are actually issued at such price). If an adjustment is made in accordance with the preceding sentence and the relevant conversion, exercise or adjustment price is subsequently reduced at any time during the MFN Period below the price in effect at the time such adjustment was made, further adjustments shall be made pursuant hereto to reflect any such subsequent reductions. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Required Investors.

                                (ii)      The term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (b) any securities of the Company pursuant to an “equity line” structure which provides for the sale, from time to time, of securities of the Company which are registered for resale pursuant to the 1933 Act.

                                (iii)      The term "MFN Transaction" shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the “New Offering”) which grants to the investor (the “New Investor”) the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the New Investor in the New Offering.

                                (iv)      The term "MFN Period" shall mean the period ending twenty four (24) months following the first effective date of the Registration Statement to be filed pursuant to Section 2(a)(i) of the Registration Rights Agreement.

                       (c)      If an adjustment of the Purchase Price is required pursuant to Section 7.10(a), to effect such adjustment the Company shall deliver to each Investor within twenty (20) calendar days of the closing of the transaction giving rise to the adjustment ("Delivery Date") additional shares of Common Stock in an amount equal to (i) the aggregate Purchase Price paid by the Investor divided by the Per Share Selling Price determined under Section 7.10(a), minus (ii) the total number of shares of Common Stock originally purchased by that Investor hereunder; provided, however, that if at the time of the closing of the transaction giving rise to the adjustment, the Investor and its assignees hereunder collectively own less than all of the Shares originally purchased by the Investor hereunder, the additional shares to be delivered pursuant to this adjustment shall be pro rated by a fraction, the numerator of which is the number of original Shares owned by the Investor and such assignees at the time of the closing of the transaction giving rise to the adjustment and the denominator of which is the total number of Shares originally purchased by the Investor hereunder, and; provided, further, that for purposes of calculating any such adjustment, the Investor or an assignee shall be deemed to have sold a number of Shares equal to any short position in the Common Stock maintained by the Investor or any such assignee, as the case may be, at the time of the transaction giving rise to the adjustment. In the event the Company fails to deliver the additional shares by the Delivery Date, the Company shall be liable to the Investors and/or their assignees for a penalty equal to 2% of the aggregate Purchase Price adjustment (in each instance to such Investor or its assignees pro rata in accordance with its participation in this offering) per 30-day period or pro rata for any portion thereof following the Delivery Date until the delivery of the additional shares, payable in Common Stock or cash, at the election of each Investor and/or its assignees. For this purpose, each share of Common Stock shall be deemed to have a value equal to the arithmetic mean of the Closing Prices (as defined in the Registration Rights Agreement) for the ten (10) trading days beginning twenty (20) trading days prior to the issuance of such shares.

                       (d)      In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of Section 7.10 shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

                       (e)      Section 7.10(a) shall not apply to Excluded Issuances (as defined in the Warrant).

                       7.11      Consummation of Debt Exchange. The Company shall use its best efforts to consummate the Debt Exchange as promptly as practicable following the Closing and in no event later than December 31, 2001.

                       7.12      Termination of Covenants. The provisions of Sections 7.3 through 7.8 shall terminate and be of no further force and effect upon the earlier of (i) the mutual consent of the Company and the Required Investors or (ii) the date on which the Company's obligations under the Registration Rights Agreement terminate.

           8.     Survival and Indemnification.

                       8.1      Survival. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Agreement for a period of three (3) years from the date of this Agreement; provided, however, that the provisions contained in Section 7 hereof shall survive in accordance therewith.

                       8.2      Indemnification. The Company agrees to indemnify and hold harmless, on an after-tax and after insurance recovery basis, each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement hereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Agreements, and will reimburse any such Person for all such amounts as they are incurred by such Person.

                       8.3      Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided,however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

           9.      Miscellaneous.

                       9.1      Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Required Investors, as applicable, provided, however, (i) an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some portion or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company and the other Investors, provided, that no such assignment or obligation shall affect the obligations of such Investor hereunder, and (ii) the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation, without the prior written consent of the Investors, after notice duly given by the Company to the Investors. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                       9.2      Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

                       9.3      Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                       9.4      Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

If to the Company:

Alliance Pharmaceutical Corp. 3040 Science Park Road San Diego, California 92121 Attention: President Fax: (858) 410-5306

With a copy to:

Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038 Attention: Melvin Epstein, Esq. Fax: (212) 806-6006

If to the Investors, to the addresses set forth on the signature pages hereto.

                       9.5      Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay the reasonable fees and expenses of counsel to the Investors at the Closing, but not in excess of $35,000. The Company shall reimburse the Investors upon demand for all reasonable out-of-pocket expenses incurred by the Investors, including without limitation reimbursement of attorneys' fees and disbursements, in connection with any amendment, modification or waiver of this Agreement or the other Agreements. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Agreements, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

                       9.6      Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

                       9.7      Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or SSF (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow SSF or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance.

                       9.8      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

                       9.9      Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Agreements constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof; provided, however, that the last sentence of the Term Sheet shall survive the execution and delivery of this Agreement.

                       9.10      Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

                       9.11      Trading Restrictions. From the date hereof until the earlier of (i) the termination of this Agreement or (ii) the end of the Reset Period, no Investor shall maintain a short position in the Common Stock. In addition, during the Reset Period, no Investor shall sell or agree to sell any shares of Common Stock.

                       9.12      Applicable Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.

[signature page follows]

           IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	ALLIANCE PHARMACEUTICAL CORP. By: Name: Theodore D. Roth Title: President and Chief Operating Officer